     As filed with the Securities and Exchange Commission on August 16, 2004

                                                          Registration No. ____-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            QUAKER FABRIC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     04-1933106
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

           941 Grinnell Street
        Fall River, Massachusetts                           02721
(Address of Principal Executive Offices)                 (Zip Code)

                                   ----------

               Quaker Fabric Corporation 2004 Stock Incentive Plan
                            (Full Title of the Plan)

                                   ----------

              Cynthia L. Gordan                                Copies to:
Vice President, Secretary and General Counsel
          Quaker Fabric Corporation                      Allan R. Williams, Esq.
             941 Grinnell Street                           Proskauer Rose LLP
       Fall River, Massachusetts 02721                        1585 Broadway
   (Name and Address of Agent for Service)              New York, New York 10036
                                                             (212) 969-3000

             (508) 678-1951
(Telephone Number, Including Area Code, of Agent
                  For Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum    Proposed Maximum        Amount
Title Of Each Class Of Securities    Amount To Be    Offering Price        Aggregate              Of
         To Be Registered           Registered(1)     Per Share(2)     Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per     1,500,000          $6.741           $10,111,500          $1,281.13
   share
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Registrant's common stock which become issuable under the 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated solely for purposes of the registration fee for this offering in accordance with paragraphs (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's common stock, as reported on the Nasdaq National Market as of August 13, 2004

================================================================================





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Quaker Fabric Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated by reference herein:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, filed with the Commission on March 18, 2004;

(b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004, filed with the Commission on May 7, 2004;

(c) the Current Reports on Form 8-K, filed with the Commission on February 19, 2004 and April 20, 2004; and

(d) the description of the Company's Common Stock, par value $0.01 per share, incorporated by reference in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, from the prospectus contained in the Company's Registration Statement filed on Form S-1, Registration No. 33-69002, under the caption "Description of Securities."

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article NINTH of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify any person who was or is a party to any action by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his





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conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Article EIGHTH of the Company's Certificate of Incorporation, as amended, provides, except to the extent prohibited by the Delaware General Corporation Law, that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director. In addition, the Company has entered into indemnification agreements with [certain of] its directors indemnifying such persons against judgments and other expenses incurred in connection with pending or threatened litigation resulting from that director's position with the Company. The Company also provides its directors and officers coverage under a director's and officer's liability insurance policy.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.   Description
-----------   -----------
4.1           Certificate of Incorporation of Quaker Fabric Corporation, as
              amended. (Incorporated by reference to the Company's Registration
              Statement on Form S-1, Registration No. 33-69002, initially filed with the Securities and Exchange Commission on September 17, 1993,
              as amended.)

4.2 By-laws of Quaker Fabric Corporation. (Incorporated by reference to the Company's Registration Statement on Form S-1, Registration
              No. 33-69002, initially filed with the Securities and Exchange
              Commission on September 17, 1993, as amended.)

4.3           Quaker Fabric Corporation 2004 Stock Incentive Plan.

5             Opinion of Proskauer Rose LLP.

23.1 Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit No. 5).

23.2          Consent of Independent Registered Public Accounting Firm.

24            Power of Attorney (included on signature page).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum





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               aggregate offering price set forth in the "Calculation of
               Registration Fee" table in the effective Registration Statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fall River, State of Massachusetts on this 16th day of August, 2004.

                                   QUAKER FABRIC CORPORATION


                                   By: /s/ LARRY A. LIEBENOW
                                       -----------------------------------------
                                       Name: Larry A. Liebenow
                                       Title: Chief Executive Officer,
                                       President and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Larry A. Liebenow and Paul J. Kelly, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Quaker Fabric Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature             Title                           Date
         ---------             -----                           ----


/s/ LARRY A. LIEBENOW          Chief Executive Officer,        August 16, 2004
----------------------------   President and Director
Larry A. Liebenow              (Principal Executive Officer)


/s/ PAUL J. KELLY              Vice President-Finance and      August 16, 2004
----------------------------   Treasurer
Paul J. Kelly                  (Principal Financial and
                               Accounting Officer)


/s/ SANGWOO AHN
----------------------------
Sangwoo Ahn                    Chairman of the Board of        August 16, 2004
                               Directors


/s/ JERRY I. PORRAS
----------------------------
Jerry I. Porras                Director                        August 16, 2004


/s/ ERIBERTO R. SCOCIMARA
----------------------------
Eriberto R. Scocimara          Director                        August 16, 2004





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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
4.1           Certificate of Incorporation of Quaker Fabric Corporation, as
              amended. (Incorporated by reference to the Company's Registration
              Statement on Form S-1, Registration No. 33-69002, initially filed with the Securities and Exchange Commission on September 17, 1993,
              as amended.)

4.2 By-laws of Quaker Fabric Corporation. (Incorporated by reference to the Company's Registration Statement on Form S-1, Registration
              No. 33-69002, initially filed with the Securities and Exchange
              Commission on September 17, 1993, as amended.)

4.3           Quaker Fabric Corporation 2004 Stock Incentive Plan.

5             Opinion of Proskauer Rose LLP.

23.1 Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit No. 5).

23.2          Consent of Independent Registered Public Accounting Firm.

24            Power of Attorney (included on signature page).